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                                                                [EXHIBIT 16]


April 19, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the statements made under the caption "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" contained in Amendment No. 1 of the Registration Statement on Form S-4 of Hanmi Financial Corporation.


Yours truly,

/s/ Kim & Lee Corporation

Kim & Lee Corporation
Los Angeles, California